           As filed with the Securities and Exchange Commission on May 17, 1996
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              SIGMA DESIGNS, INC.
            (Exact Name of Registrant as specified in its charter)

       CALIFORNIA                                               95-2848099
(State of Incorporation)                                     (I.R.S. Employer
                                                          Identification Number)

                             46501 LANDING PARKWAY
                               FREMONT, CA 94538
                       (Address, including zip code, of
                   Registrant's principal executive offices)

               1996 ACTIVE DESIGN CORPORATION STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                                 THINH Q. TRAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              SIGMA DESIGNS, INC.
                             46501 LANDING PARKWAY
                              FREMONT, CA  94538
                                (510) 770-0100
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  COPIES TO:
                              Tor R. Braham, Esq.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                (415) 493-9300

                        CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                 Proposed Maximum       Proposed Maximum         Amount of
Title of Securities            Amount to be     Offering Price Per     Aggregate Offering       Registration
  to be Registered              Registered            Share                  Price                  Fee
------------------------------------------------------------------------------------------------------------

Common Stock, no par
 value

Upon exercise of
 outstanding options under
 the 1996 Active Design
 Corporation Stock Option
 Plan/1/

Totals                               240,240          $0.23/2/            $55,255.20/2/          $100.00/3/
------------------------------------------------------------------------------------------------------------

1 Options to purchase Common Stock under the 1996 Active Design Corporation Stock Option Plan were assumed by Sigma Designs, Inc. (the "Company") pursuant to a certain Agreement of Merger and Plan of Reorganization among the Company, Sigma Acquisition Corp. and Active Design Corporation dated as of April 23, 1996.

2 The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. With respect to 240,240 shares which are subject to outstanding options to purchase Common Stock under the 1996 Active Design Corporation Stock Option Plan the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 240,240 shares subject to outstanding options is $0.23.

3    Pursuant to Section 6(b) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INFORMATION INCORPORATED BY REFERENCE.
               -------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     1. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated November 3, 1986, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the description of the Registrant's Common Share Purchase Rights contained in the Registrants' Registration Statement on Form 8-A dated September 25, 1989, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

     2. The Registrant's Annual Report on Form 10-K for the year ended January 31, 1996, filed pursuant to Section 13(a) of the Exchange Act.

     3. The Registrant's Report on Form 8-K dated May 2, 1996, filed with the Commission on May 6, 1996, pursuant to Rules 13(e)-11 and 15(d)-11 promulgated under the Exchange Act.

     4. The Registrant's definitive proxy statement dated May 1, 1996, prepared in connection with the Company's Annual Meeting of Shareholders to be held on June 7, 1996, filed pursuant to Section 14 of the Exchange Act.

     5. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.        DESCRIPTION OF SECURITIES.
               -------------------------

     Not applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.
               --------------------------------------

     Not applicable.


ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.
               -----------------------------------------

     The Company has adopted provisions in its Second Restated Articles of Incorporation that limit the liability of its directors for monetary damages for breaches of a director's fiduciary duty of care, and authorize the Company to provide for, through by-law or agreement, indemnification of agents of the Company in excess of that expressly permitted by statute, to the fullest extent permissible under California law. As permitted by the California Corporations Code, directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors, including such conduct during a merger or tender offer, in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Company or its shareholders (i) with respect to any transaction from which a director derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of the Company or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, or (iii) based on transactions between the Company and its directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of the California Corporations Code. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant indemnity to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Second Restated Articles of Incorporation authorize the Company to indemnify the Company's agents, including officers and directors. The Company's Bylaws provide that the Company shall indemnify its directors and officers to the maximum extent permitted by California law, and that the Company may indemnify other corporate agents. The Company has entered into indemnification agreements with each of its officers and directors. The indemnification agreements may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.
               -----------------------------------

     Not applicable.

ITEM 8.       EXHIBITS.
              --------

 Number                          Document
--------      ------------------------------------------------------------------

 4.1 1996 Active Design Corporation Stock Option Plan, and forms of agreement used thereunder.

 5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the securities being registered.

23.1          Independent Auditors' Consent.

23.2          Consent of Counsel (contained in Exhibit 5.1).

24.1          Power of Attorney (See page II-4).


ITEM 9.       UNDERTAKINGS.
              ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on May 17, 1996.

                                    SIGMA DESIGNS, INC.


                                    By:  /s/ Thinh Q. Tran
                                         -----------------
                                         Thinh Q. Tran
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thinh Q. Tran and Q. Binh Trinh jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                               TITLE                     DATE

/s/ Thinh Q. Tranh        Chairman of the Board, President    May 17, 1996
-----------------------   and Chief Executive Officer and
Thinh Q. Tran             Director (Principal Executive
                          Officer)


/s/ Q. Binh Trinh         Vice President, Finance, Chief      May 17,1996
-----------------------   Financial Officer, Secretary and
Q. Binh Trinh             Director (Principal Accounting
                          Officer)


/s/ Julien Nguyen         Co-Chairman of the Board, Chief     May 17, 1996
-----------------------   Technical Officer and Director
Julian Nguyen

/s/ William J. Almon      Director                            May 17, 1996
-----------------------
William J. Almon

/s/ William Wang          Director                            May 17, 1996
-----------------------
William Wang

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS



                       Registration Statement on Form S-8

                              SIGMA DESIGNS, INC.

                                 May 17, 1996

                               INDEX TO EXHIBITS
                               -----------------

Exhibit                               Description                             Sequentially
Number                                                                          Numbered
                                                                                  Page

4.1          1996 Active Design Corporation Stock Option Plan, and forms
             of agreement used thereunder.                                         10

5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation, with respect to the securities being registered.         37

23.1         Independent Auditors' Consent.                                        38

23.2         Consent of Counsel (contained in Exhibit 5.1).

24.1         Power of Attorney (See page II-4).